FISCAL Q2 | 2022

SUPER LEAGUE

NASDAQ: SLGG

FINANCIAL HIGHLIGHTS

300% YOY
REVENUE $4.3MM

625% YOY
AD & SPONSOR REVENUES $3.25MM (82% OF REV)

102% YOY
DIRECT TO CONSUMER REVENUES $0.5MM (11% OF REV)

OUTLOOK – FISCAL 2022

$20-22MM
REVENUE (STRONG YOY GROWTH)

45%-50%
GROSS MARGIN (TARGET RANGE)

	THREE MONTHS ENDED JUNE 30		SIX MONTHS ENDED JUNE 30	
FINANCIAL OVERVIEW	2022	2021	2022	2021
REVENUE	$4,279,000	$1,084,000	$8,047,000	$1,872,000
COST OF REVENUE	(2,458,000)	(533,000)	(4,367,000)	(875,000)
GROSS PROFIT	$1,821,000	$551,000	$3,680,000	$997,000

~1.0BN
MONTHLY IMPRESSIONS in Q2 reaching over 70MM monthly players through the company's metaverse gaming network.

SMALLWORLD ABX

PARTNERSHIP WITH GAME DEVELOPER SMALL WORLDS GAMES

As part of the multi-pronged deal, Anime Battlegrounds X (ABX), one of the highest rated games on Roblox with a 97% rating, is now a Super League title.

ENDLESS PLAY PROGRAM LAUNCH

New initiative highlights millions of gameplay experiences created by the Minecraft community, all accessible within one of the largest centralized platforms for Minecraft players in the world.

Super League is a leading publisher of games, monetization tools and content channels across metaverse gaming platforms that empower developers, energize players, and entertain fans.